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                                                                      Exhibit 15

                 Independent Accountants' Acknowledgement Letter

To the Shareholders and Board of Directors of UST Private Equity Investors Fund, Inc.

We are aware of the use of our report dated March 12, 2004 relating to the unaudited financial statements and financial highlights of UST Private Equity Investors Fund, Inc. for the quarter ended January 31, 2004, which are included in this Form 10-Q (No. 000-24856).


                                                          ERNST & YOUNG LLP

Boston, Massachusetts
March 16, 2004